UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders of Eastman Kodak Company (the Company) was held on Wednesday, May 28, 2014 at the W Hotel New York, 541 Lexington Avenue, New York, New York 10022.  The Company filed its definitive Proxy Statement for the proposals voted upon at the Annual Meeting with the Securities and Exchange Commission on April 15, 2014.  As of March 31 2014, the record date for the Annual Meeting, there were 41,676,237 shares of common stock issued and outstanding.  A quorum of 32,179,200 shares of common stock was present or represented at the Annual Meeting.

The matters submitted to a vote of security holders at the 2014 Annual Meeting of the Company were as follows:

1.
Shareholders elected each of the Company’s nine nominees for director to serve a term of one year to expire at the 2015 Annual Meeting of Shareholders or until their successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mark S. Burgess	30,825,717	614,862	2,274	736,347
Jeffrey J. Clarke	30,823,206	617,373	2,274	736,347
James V. Continenza	30,823,429	617,150	2,274	736,347
Matthew A. Doheny	30,825,374	615,205	2,274	736,347
John A. Janitz	30,825,047	615,433	2,373	736,347
George Karfunkel	30,823,280	617,299	2,274	736,347
Jason New	30,823,415	617,164	2,274	736,347
William G. Parrett	30,825,273	615,242	2,338	736,347
Derek Smith	30,825,038	615,574	2,241	736,347

2.	Shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,165,148	12,002	2,050	0

3.	Shareholders approved, through an advisory vote, the compensation of the Company’s Named Executive Officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,568,633	870,690	3,530	736,347

4.
Shareholders approved, through an advisory vote, an annual frequency for the advisory vote on compensation of the Company’s Named Executive Officers.  Shareholder voting on this proposal is set forth below:

Votes for 1-year Frequency	Votes for 2-year Frequency	Votes for 3-year Frequency	Abstentions	Broker Non-Votes
31,386,975	5,244	45,927	4,707	736,347

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:  /s/Patrick M. Sheller
Patrick M. Sheller,
Secretary

Date: June 2, 2014